UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________ Form 8-K ________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)

NEW JERSEY (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)

343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)

(585) 724-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.01 per share	KODK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02               Results of Operations and Financial Condition

On November 10, 2020, Eastman Kodak Company (the "Company") issued a press release describing its third quarter 2020 financial results.  A copy of the press release is furnished as Exhibit (99.l) to this report.

Within the Company's press release, reference is made to the following non-GAAP financial measures:

●	Operational EBITDA; and
●	Revenues and Operational EBITDA on a constant currency basis.

The Company believes that these non-GAAP financial measures represent important internal measures of performance as used by the Company's management. Accordingly, they are provided with the belief that this information will assist in properly assessing the underlying performance of the Company. In addition, the Company's management believes that the presentation of the non-GAAP financial measures allows the user of the information to assess the Company's financial results on a more comparable basis. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.

Item 9.01               Financial Statements and Exhibits

(d)          Exhibits

(99.1)      Press release issued on November 10, 2020, regarding the Company's third quarter 2020 financial results furnished with this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY
(Registrant)

/s/ Eric Samuels
Eric Samuels
Chief Accounting Officer and Corporate Controller
(Chief Accounting Officer and Authorized Signatory)

Date:  November 10, 2020

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